Exhibit 99.1
Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

Heartland reports 2014 fourth quarter and full year results
Organic Card Processing Volume, Revenue Growth Accelerates in fourth quarter
Expects fiscal 2015 Adjusted EPS of $2.75 - $2.85 on 15% - 17% Revenue Growth
Recognizes 2014 fourth quarter impairment charge to certain POS and related assets as a result of Strategic Actions
Princeton, NJ - February 13, 2015 - Heartland Payment Systems (NYSE: HPY), the nation's fifth largest payments processor and a leading provider of merchant business solutions, today announced Adjusted Net Loss and Adjusted Loss per share from continuing operations of $15.2 million and $0.42 per share, respectively, for the quarter ended December 31, 2014, compared to Adjusted Net Income and Adjusted Earnings per share from continuing operations of $20.5 million and $0.55, respectively, for the quarter ended December 31, 2013. The 2014 results reflect $41.4 million of pre-tax ($37.6 million after-tax, or $1.02 per share) asset impairment charges recorded in the fourth quarter, primarily related to our investment in Leaf and other Point-of-Sale (“POS”) assets and as more fully described below. For the fourth quarter of fiscal 2014, Heartland’s GAAP net loss was $19.8 million, or $0.55 per share. Adjusted Net Income and Adjusted Earnings per share from continuing operations are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

Highlights for the fourth quarter of 2014 include:

•	Record quarterly Net Revenue of $188.3 million, up 26.2% from the fourth quarter of 2013

•
Small and Mid-Sized Enterprise (SME) Visa, MasterCard and Discover processing volume grew 10.1% from the fourth quarter of 2013, continuing the solid sequential quarterly improvements experienced since the beginning of 2014

•	Record quarterly new margin installed of $21.4 million, up 11.7% from the fourth quarter of 2013

•	Same store sales rose 3.9% and net volume attrition fell to 10.7% in the fourth quarter, the best performance for each metric in over 5 years

•
Both GAAP and Adjusted financial results reflect $41.4 million pre-tax, ($37.6 million after-tax) or $1.02 per share, in asset impairment charges as a result of an analysis of the values ascribed to investments at Leaf and in Prosper, our internally-developed POS software, as well as our investment in TabbedOut, a mobile payments provider. The impairment charges are recorded against operating income, excepting only the $4.0 million write down of TabbedOut. All charges are non-cash

•
The combination of share-based compensation and acquisition-related amortization reduced earnings by $7.5 million pre-tax, or approximately $0.13 per share, compared with $5.4 million pre-tax, or $0.09 per share in the fourth quarter of 2013

Robert O. Carr, Chairman and CEO, said, “We delivered another year of solid financial performance with accelerating growth across many of our most important key operating metrics, generating strong momentum on which we can build. Our performance reflects strong organic card processing volume and net revenue growth, as well as the continued contribution of strategic acquisitions and our non-card businesses. At the core, our success continues to reflect our fundamental market differentiators, offering small and mid-sized merchants transparent pricing, innovative products and uncompromised security, delivered by our trusted employee relationship managers - who generated record new margin installed for both the quarter and the year.”

In a separate release today, the acquisition of POS companies Dinerware and pcAmerica as well as the formation of Heartland Commerce was announced. These companies, along with existing POS businesses, Xpient Solutions, Liquor POS, Leaf, as well as other Heartland related solutions, constitute Heartland Commerce. Each of Dinerware and pcAmerica are in the process of completing the development of cloud-based POS systems that complement their well-established on-premise solutions. These cloud-based POS systems overlap with what is being developed by Leaf; consequently, Heartland decided that it will stop POS development efforts at Leaf, and write down related POS assets.

Mr. Carr continued: “The demand for robust cloud-based POS solutions is accelerating, and these acquisitions are helping us achieve our goal of becoming a leader in this segment of the market. New mobile, security, NFC and other innovations and requirements are increasing the complexity of the payments environment, while tablets and the cloud are driving down the cost and improving the functionality of point-of-sale solutions. The offering of a comprehensive integrated payments solution is a logical and natural evolution of the products and services we offer our merchants. As payments become more complex, merchants will increasingly turn to a trusted partner that can provide them with a solution that meets their unique needs. With a strong cloud-based POS infrastructure, we now have a leading platform to which we can quickly and efficiently add new applications either organically or through additional acquisitions, while further distinguishing Heartland as the leader in technology that provides the security and functionality increasingly demanded by the mounting complexity of the payments environment.”

FULL YEAR 2014 RESULTS:
For the full year of 2014, net revenue was $672.6 million, up 12.3% from $599.0 million in 2013, and Adjusted Net Income from continuing operations and related earnings was $50.2 million or $1.35 per share, compared to $88.1 million, or $2.32 per share, in the prior year. Fiscal 2014 GAAP net income from continuing operations was $33.9 million, or $0.91 per share. Both full year 2014 GAAP and Adjusted results reflect the $41.4 million of impairment charges recorded in the fourth quarter. Fiscal 2013 GAAP net income from continuing operations was $74.7 million or $1.96 per share. Full year 2014 share-based compensation expense and acquisition-related amortization expense reduced pre-tax earnings by $26.8 million, or $0.44 per share, compared to $22.0 million, or $0.36 per share, in 2013.

FULL YEAR 2015 GUIDANCE:
For full year 2015, we expect Net Revenue to grow 15% to 17% to be between approximately $775 million and $790 million, and adjusted EPS to be in the range of $2.75- $2.85. Guidance assumes after-tax share-based compensation and acquisition-related amortization expenses reduce earnings per share by $0.68 for the year.

BOARD DECLARES QUARTERLY DIVIDEND:
The Company also announced that the Board of Directors declared a quarterly dividend of $0.10 per common share, an increase of over 17% compared to the prior quarterly dividend rate, payable March 13, 2015 to shareholders of record on March 2, 2015.

CONFERENCE CALL:
Heartland Payment Systems, Inc. will host a conference call on February 13, 2015 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com. The conference call may also be accessed by calling

(888)-317-6003. Please provide the operator with PIN number 1158564. The webcast will be archived on the Company's website within two hours of the live call.

About Heartland
Heartland Payment Systems, Inc. (NYSE: HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing and security technology through Heartland Secure™ and its comprehensive Heartland breach warranty. Heartland also offers point of sale, mobile commerce, e-commerce, marketing solutions, payroll solutions, and related business solutions and services to more than 300,000 business and educational locations nationwide.
A FORTUNE 1000 company, Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. Heartland also established The Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere.

Forward-looking Statements

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2013. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact:
Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Total revenues	$604,613	$530,380	$2,311,381	$2,135,372
Costs of services:
Interchange	363,653	332,448	1,422,894	1,335,487
Dues, assessments and fees	52,644	48,757	215,862	200,903
Processing and servicing	80,026	59,264	285,011	237,232
Customer acquisition costs	12,070	10,555	46,977	42,109
Depreciation and amortization	10,126	5,909	30,598	19,975
Total costs of services	518,519	456,933	2,001,342	1,835,706
General and administrative	53,313	42,326	190,554	173,568
Goodwill impairment charge	18,490	—	18,490	—
Asset impairment charges	18,875	—	18,875	—
Total expenses	609,197	499,259	2,229,261	2,009,274
(Loss) income from operations	(4,584)	31,121	82,120	126,098
Other income (expense):
Interest income	30	29	125	124
Interest expense	(3,607)	(1,683)	(8,057)	(5,429)
Other, net	(4,313)	(171)	(444)	(241)
Total other expense	(7,890)	(1,825)	(8,376)	(5,546)
(Loss) income from continuing operations before income taxes	(12,474)	29,296	73,744	120,552
Provision for income taxes	7,297	12,411	41,876	46,450
Net (loss) income from continuing operations	(19,771)	16,885	31,868	74,102
Income from discontinued operations, net of income tax of $— , $— ,$— and $2,135	—	—	—	3,970
Net (loss) income	(19,771)	16,885	31,868	78,072
Less: Net (loss) income attributable to noncontrolling interests
Continuing operations	—	(520)	(2,011)	(610)
Discontinued operations	—	—	—	56
Net (loss) income attributable to Heartland	$(19,771)	$17,405	$33,879	$78,626

Amounts attributable to Heartland:
Net (loss) income from continuing operations	$(19,771)	$17,405	$33,879	$74,712
Income from discontinued operations, net of income tax and noncontrolling interests	—	—	—	3,914
Net (loss) income attributable to Heartland	$(19,771)	$17,405	$33,879	$78,626

Basic earnings per share:
(Loss) income from continuing operations	$(0.55)	$0.47	$0.93	$2.03
Income from discontinued operations	—	—	—	0.11
Basic (loss) earnings per share	$(0.55)	$0.47	$0.93	$2.14

Diluted earnings per share:
(Loss) income from continuing operations	$(0.55)	$0.46	$0.91	$1.96
Income from discontinued operations	—	—	—	0.10
Diluted (loss) earnings per share	$(0.55)	$0.46	$0.91	$2.06

Weighted average number of common shares outstanding:
Basic	36,253	36,906	36,354	36,791
Diluted	37,000	37,972	37,187	38,053

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net (loss) income	$(19,771)	$16,885	$31,868	$78,072
Other comprehensive (loss) income:
Reclassification of gains on investments, net of income tax of $—, $—, $108 and $—	—	—	(170)	—
Unrealized (losses) gains on investments, net of income tax of $(5), $4, $(10) and $8	(56)	8	(50)	12
Unrealized gains (losses) on derivative financial instruments, net of tax of $23, $(38), $106 and $153	38	(61)	178	254
Foreign currency translation adjustment	—	—	—	(54)
Comprehensive (loss) income	(19,789)	16,832	31,826	78,284
Less: Net loss attributable to noncontrolling interests	—	(520)	(2,011)	(570)
Comprehensive (loss) income attributable to Heartland	$(19,789)	$17,352	$33,837	$78,854

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	December 31,
Assets	2014	2013
Current assets:
Cash and cash equivalents	$70,793	$71,932
Funds held for customers	176,492	127,375
Receivables, net	234,104	200,040
Investments	106	4,101
Inventory	12,048	11,087
Prepaid expenses	22,658	15,284
Current tax assets	15,082	10,426
Current deferred tax assets, net	9,308	9,548
Total current assets	540,591	449,793
Capitalized customer acquisition costs, net	73,107	61,027
Property and equipment, net	154,303	147,388
Goodwill	425,712	190,978
Intangible assets, net	192,553	49,857
Deposits and other assets, net	1,507	1,262
Total assets	$1,387,773	$900,305

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$31,165	$19,109
Accounts payable	58,460	70,814
Customer fund deposits	176,492	127,375
Processing liabilities	119,398	130,871
Current portion of accrued buyout liability	15,023	13,943
Current portion of borrowings	36,792	—
Current portion of unearned revenue	46,601	18,172
Accrued expenses and other liabilities	41,517	31,689
Total current liabilities	525,448	411,973
Deferred tax liabilities, net	45,804	40,600
Reserve for unrecognized tax benefits	7,315	5,633
Long-term borrowings	523,122	150,000
Long-term portion of accrued buyout liability	32,970	25,436
Long-term portion of unearned revenue	2,354	—
Total liabilities	1,137,013	633,642
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 36,344,921 and 37,485,486 shares issued at December 31, 2014 and December 31, 2013; 36,344,921 and 36,950,886 outstanding at December 31, 2014 and December 31, 2013	36	37
Additional paid-in capital	255,921	245,055
Accumulated other comprehensive loss	(130)	(88)
(Accumulated deficit) retained earnings	(5,067)	35,960
Treasury stock, at cost (534,600 shares at December 31, 2013)	—	(20,489)
Total stockholders’ equity	250,760	260,475
Noncontrolling interests	—	6,188
Total equity	250,760	266,663
Total liabilities and equity	$1,387,773	$900,305

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$31,868	$78,072
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	51,626	45,648
Other depreciation and amortization	48,270	35,389
Asset impairment charges	37,365	—
Addition to loss reserves	9,650	2,787
Provision for doubtful receivables	3,279	195
Deferred taxes	7,515	8,403
Share-based compensation	13,269	12,838
Gain on sale of assets	(305)	(3,786)
Write off of fixed assets and other	1,996	1,034
Changes in operating assets and liabilities:
Increase in receivables	(18,134)	(19,693)
Increase in inventory	(890)	(1,343)
Payment of signing bonuses, net	(38,875)	(29,091)
Increase in capitalized customer acquisition costs	(24,831)	(21,159)
Increase in current tax assets	(11,047)	(3,138)
Increase in prepaid expenses, deposits and other assets	(3,153)	(3,782)
Excess tax benefits on employee share-based compensation	(7,524)	(11,596)
Increase in reserve for unrecognized tax benefits	1,682	2,564
Increase (decrease) in due to sponsor banks	12,056	(18,477)
(Decrease) increase in accounts payable	(11,434)	2,136
Increase in unearned revenue	1,554	5,010
Increase (decrease) in accrued expenses and other liabilities	1,569	(6,615)
(Decrease) increase in processing liabilities	(21,123)	32,761
Payouts of accrued buyout liability	(11,568)	(13,651)
Increase in accrued buyout liability	20,182	17,620
Net cash provided by operating activities	92,997	112,126
Cash flows from investing activities
Purchase of investments	(38,962)	(5,262)
Sales of investments	25,247	—
Maturities of investments	—	2,000
(Increase) decrease in funds held for customers	(35,420)	4,040
Increase (decrease) in customer fund deposits	49,003	(4,030)
Proceeds from sale of business	—	19,343
Acquisitions of businesses, net of cash acquired	(392,142)	(15,182)
Capital expenditures	(54,913)	(52,924)
Net cash used in investing activities	(447,187)	(52,015)
Cash flows from financing activities
Proceeds from borrowings, net	460,392	156,416
Principal payments on borrowings	(54,188)	(161,001)
Proceeds from exercise of stock options	6,109	14,174
Excess tax benefits on employee share-based compensation	7,524	11,596
Repurchases of common stock	(54,455)	(49,625)
Dividends paid on common stock	(12,331)	(10,321)
Net cash provided by (used in) financing activities	353,051	(38,761)

Net (decrease) increase in cash	(1,139)	21,350
Effect of exchange rates on cash	—	1
Cash at beginning of year	71,932	50,581
Cash at end of year	$70,793	$71,932

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and twelve months ended December 31, 2014 and 2013 follows (in thousands except per share data):

Three Months Ended December 31, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
(Loss) income from operations	$(4,584)	$5,133	$2,333	$2,882
Operating margin (a)	(2.4)%			1.5%
Net (loss) income from continuing operations attributable to Heartland	$(19,771)	$3,167	$1,439	$(15,165)
(Loss) earnings per share from continuing operations	$(0.55)	$0.09	$0.04	$(0.42)
Shares used in computing (loss) earnings per share from continuing operations	36,253			36,253

Three Months Ended December 31, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$31,121	$2,339	$3,075	$36,535
Operating margin (a)	20.9%			24.5%
Net income from continuing operations attributable to Heartland	$17,405	$1,348	$1,772	$20,525
Diluted earnings per share from continuing operations	$0.46	$0.04	$0.05	$0.55
Diluted shares used in computing earnings per share from continuing operations	37,972			37,972

Twelve Months Ended December 31, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$82,120	$13,544	$13,269	$108,933
Operating margin (a)	12.2%			16.2%
Net income from continuing operations attributable to Heartland	$33,879	$8,262	$8,094	$50,235
Diluted earnings per share from continuing operations	$0.91	$0.22	$0.22	$1.35
Diluted shares used in computing earnings per share from continuing operations	37,187			37,187

Twelve Months Ended December 31, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$126,098	$9,112	$12,838	$148,048
Operating margin (a)	21.1%			24.7%
Net income from continuing operations attributable to Heartland	$74,712	$5,577	$7,857	$88,146
Diluted earnings per share from continuing operations	$1.96	$0.15	$0.21	$2.32
Diluted shares used in computing earnings per share from continuing operations	38,053			38,053

(a) Operating margin is measured as income from operations divided by net revenue. Net revenue is defined as total revenues less interchange fees and dues, assessments and fees.